Exhibit A
---------


          SUDBURY, INC.  NON-QUALIFIED STOCK OPTION AGREEMENT
          ---------------------------------------------------

        This Agreement, dated this 28th day of July, 1995, by and between Sudbury, Inc., a Delaware corporation with an office at 30100 Chagrin Blvd., Suite 203, Pepper Pike, Ohio 44124 (the "Company") and Jacques R. Sardas (the "Employee"), a full-time employee of the Company or one of its subsidiaries.

        SECTION 1. Under the provisions of the Company's 1995 Stock Option Plan (the "Plan"), the Company hereby grants to the Employee the option of purchasing an aggregate of 200,000 shares of common stock, par value $.01, of the Company ("Shares") at the price of $ 7.625 per share [market price], subject to the terms and conditions as hereinafter set forth.

        SECTION 2. Notwithstanding any other provisions herein, this option shall expire no later than five (5) years from the date of this Agreement.

        SECTION 3. The option granted pursuant to this Agreement shall vest on the following schedule:
               (a)    options to purchase 100,000 Shares on January 13, 1996;
                      and
               (b) options to purchase an additional 100,000 Shares on January 13, 1997.

        SECTION 4. This option is not transferable by the Employee other than
 (a) by will or by the laws of descent and distribution, and is exercisable, during the lifetime of the Employee, only by him or her, or in the event of death, his or her estate, or in the event of disability, his or her personal representative, or (b) pursuant to a qualified domestic relations order, as defined in the 1986 Internal Revenue Code, as amended (the "Code") or Title 1 of the Employee Retirement Income Security Act of 1974, as amended. Except as otherwise provided in Sections 5, 6, and 9, this option can be exercised only if the Employee has remained in the employ of the Company continuously from the date this option is granted.

        SECTION 5. In the event of termination of employment of the Employee for any reason other than death, permanent disability (as defined in that certain Employment Agreement between the Company and the Employee of even date herewith (the "Employment Agreement")) or for Cause (as defined in the Employment Agreement), then (a) the Employee, at any time within the three-month period following such termination of employment (but within the term specified in Section 2), may exercise the option rights or any unexercised portion thereof to the extent such rights were otherwise exercisable by the Employee at the date of termination of employment, and (b) the portion of the option not vested as of the date of Employee's termination of employment shall automatically vest as of the date of such termination.
 If, however, the Employee is terminated from employment for Cause (as defined in the Employment Agreement), all option rights, heretofore unexercised, shall expire.

        SECTION 6. If the Employee shall die or become permanently disabled
(as defined in the Employment Agreement) while in the employ of the Company or within the three-year period after termination of employment with the Company, (a) the option rights or any unexercised portion thereof may be exercised within the one-year period after the Employee's death or permanent disability (but within the term specified in Section 2), by the person entitled by will or the applicable laws of descent and distribution to the extent that the Employee was entitled to exercise the same at the date of his or her death, and (b) the portion of the option that has not vested as of the earlier of the Employee's (i) death or permanent disability, as the case may be, or (ii) termination shall automatically expire.

         SECTION 7. Nothing herein contained shall confer upon the Employee any right to continue in the employ of the Company, or limit or restrict any right which the Company would otherwise have to terminate the employment of the Employee with or without cause or to adjust his or her compensation.

         SECTION 8. Subject to the provisions of Section 9(a) of this Agreement, in the event that, during the term hereof and while the option as to any of the Shares covered hereby shall remain unexercised, the number of Shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that all of the outstanding Shares are changed by any stock dividend, stock split or recapitalization or in the event that extraordinary cash or non-cash dividends are declared with respect to the Shares, the number of Shares subject to the Plan and to options granted hereunder shall be equitably adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Compensation Committee of the Board of Directors (the "Committee"), for each Share then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of Shares or other securities to which the holders of Shares of the Company will be entitled pursuant to the transaction; and (c) subject to the provisions of
  Section 9(b) of this Agreement in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment In the number of Shares then subject to the Plan, whether or not then subject to outstanding options.

  In the event of any such adjustment the purchase price per Share shall be equitably adjusted. Any such adjustment or substitution may provide for the elimination of any fractional Share which might otherwise become subject to an option. The adjustment and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion.

         SECTION 9.

                (a) If the Company shall liquidate or dissolve, or shall be a party to a merger or consolidation or other business combination with respect to which it shall not be the surviving corporation, the Company shall give written notice thereof to the Employee at least thirty days prior thereto, and notwithstanding the provisions of
         Section 3, the Employee shall have the right within said thirty-day period (but within the term specified in Section 2) to exercise this option in full to the extent not previously exercised. To the extent that this option shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation, it shall terminate on said date, unless it is assumed by another corporation.

                 (b) Notwithstanding the provisions of Section 3, the option granted hereby shall become exercisable in full if and when any corporation, partnership, joint venture, person, or a group acting together ("Acquiring Entity") for a similar purpose shall directly or indirectly acquire or announce an intent to directly or indirectly acquire control of the Company or any successor or assignee of the Company for purposes of this Section, control shall mean the acquisition of, or the formation of a group whose members beneficially own shares of the Company, which after giving effect thereto, shall permit the Acquiring Entity to vote 45% or more of the aggregate voting power, as measured by all Shares then outstanding, in the election of directors of the Company.

         SECTION 10. This option shall be exercised by delivering to the Company at the office of its Secretary (a) a written notice, signed by the person entitled to exercise the option, stating the number of Shares to be purchased hereunder, (b) payment in an amount equal to the full purchase price of the Shares to be purchased, and (c) in the event the option is exercised by a person other than the Employee, evidence satisfactory to the Company that such person has the right to exercise the option. Payment may be made, at the election of the Employee (a) in cash (including check, bank draft, money order, or wire transfer), (b) by delivering, in transferable form, that number of Shares which, on the business day preceding the date of exercise, has an aggregate fair market value equal to such purchase price, or
  (c) a combination of the foregoing. The fair market value of the Shares shall be deemed to be (a) the closing price of the Shares on the principal stock exchange on which the Shares are then traded on the last business day preceding the date of exercise of the option, or (b) if no sales take place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on the principal stock exchange on which the Shares are then traded, or (c) if the Shares are not listed on any such exchange, the average of the last reported closing bid and asked prices on the over-the-counter market on the day preceding the date of exercise of the option. The National Association of Securities Dealers Market System shall be deemed a principal stock exchange. The Employee shall also pay, within the time period specified by the Company, any amounts required to be withheld for federal, state, or local tax purposes as a result of the exercise of the options. Upon due exercise of the option, the Company shall issue in the name of the person exercising the option and deliver to such person one or more certificates for the shares in respect of which the option shall have been exercised. No holder of this option shall have any rights as a stockholder in respect of any Shares as to which the option shall not have been duly exercised and no rights as a shareholder shall arise in respect of any Shares as to which the option shall have been duly exercised until and except to the extent that a certificate or certificates for such Shares shall have been issued.

         SECTION 11. This option shall not be exercisable if such exercise would violate:

                (a)     Any applicable state securities law;

                (b) Any applicable registration or other requirements under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the listing requirements of any stock exchange; or

                (c) Any applicable legal requirement of any other governmental authority.

The Company agrees to make reasonable efforts to comply with the foregoing laws and requirements so as to permit the exercise of this option. Furthermore, if a Registration Statement with respect to the Shares to be issued upon the exercise of this option is not in effect or if counsel for the Company deems it necessary or desirable in order to avoid possible violation of the Securities Act of 1933, as amended (the "Act"), the Company may require, as a condition to its issuance and delivery of certificates for the Shares, the delivery to the Company of a commitment in writing by the person exercising the option that at the time of such exercise it is his or her intention to acquire such Shares for his or her own account for investment only and not with a view to, or for resale in connection with, the distribution thereof; that such person understands the Shares may be "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission; and that any resale, transfer or other disposition of said
Shares will be accomplished only in compliance with Rule 144, of the Act, or the other Rules and Regulations thereunder. The Company may place on the certificates evidencing such shares an appropriate legend reflecting the aforesaid commitment and may refuse to permit transfer of such certificates until it has been furnished evidence satisfactory to it that no violation of the Act or the Rules and Regulations thereunder would be involved in such transfer.

         SECTION 12. References herein to the Company shall include all parents and subsidiaries of the Company, and shall be determined consistently with the definitions of parent and subsidiary in the Code and all relevant Treasury Department Regulations.

         SECTION 13. This option is a non-qualified stock option within the meaning of Section 422 of the Code and shall not be treated or interpreted for federal income tax purposes as an Incentive stock option as defined in the Code.

         SECTION 14. The Committee shall have authority, subject to the express provisions of the plan, to construe and interpret this Agreement and the Plan, to establish, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. All determinations of the Committee shall be final and binding upon all persons. The Board of Directors may at any time or from time to time grant to the Committee such further powers and authority as the Board shall determine to be necessary or desirable.

        SECTION 15. All of the provisions of the Plan are incorporated herein by reference and are made a part of this Agreement. To the extent any conflict shall arise between this Agreement and the terms of the Plan, the Plan shall control.

        SECTION 16. This Agreement shall be governed by the laws of the state of Delaware.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate as of the day and year first written above.

                                               SUDBURY, INC.


                                               By:/s/Mark E. Brody
                                                  -------------------------

                                               EMPLOYEE:

                                                  /s/Jacques R. Sardas
                                               ----------------------------

                           FORM OF EXERCISE OF OPTION
                        Granted Under the Sudbury, Inc.
                             1995 Stock Option Plan


                                                                           Date:


Sudbury, Inc.
30100 Chagrin Blvd.
Suite 203
Pepper Pike, OH 44124

Attention: Secretary

       Referring to the Stock Option Agreement dated as of______________,19_____ between Sudbury, Inc. (the "Company") and the undersigned, granting to me the right to purchase a total of 200,000 shares of Common Stock of the Company at $_________ per share, I hereby exercise my right to purchase pursuant to said Agreement ___________ shares of such Common Stock.

       In payment of the aggregate purchase price of $__________,I have enclosed herewith a check, bank draft or money order in the amount of $_______, and/or (if shares of Common Stock of the Company are being used in partial or full payment of the purchase price) the following certificates for shares of Common Stock.*

Certificate Nos.             Shares            Certificate Nos.       Shares

__________________           _______           ________________       _______

__________________           _______           ________________       _______

__________________           _______           ________________       _______






________________________

      * When this Exercise of Option is signed by the sole registered owner of the certificate(s) listed and transmitted hereby, no endorsement of the certificate(s) or separate stock powers is required. If this Form of Exercise of Option is signed by a person other than the registered owner of the certificate(s) listed, or if the certificate(s) transmitted hereby is/are owned by two or more joint owners, such certificate(s) must be endorsed or accompanied by appropriate stock powers.

        The stock certificate(s) representing the shares purchased as aforesaid, together with such additional shares, if any, as may be required to adjust for stock splits or stock dividends subsequent to the date of the option, and shares, if any, represented by a certificate tendered herewith in excess of the number of shares required for payment of the purchase price, should be issued and delivered to me as follows:

      ______      By delivery to me in person at the above office of the Company

      ______ By mailing the same to me at the address shown below my signature hereto.


        I understand that this exercise of stock option is subject to federal, state, and local withholding requirements and I will comply, prior to the issuance of the shares hereunder, with whatever arrangements the Company deems necessary.



        Please issue the stock certificate(s) in the following denominations:

                        ____________________________________

                        ____________________________________


                                               Very truly yours,



                                               ___________________________
                                                       (Signature)

                                         Street Address:____________________



                                               ___________________________
                                               {City, State, Zip}


                                               Social Security No.:_____________